UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
November 17, 2017
Date of Report (Date of earliest event reported)

SHAKE SHACK INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

24 Union Square East, 5th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

(646) 747-7200
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01    Other Events.
On November 17, 2017, Daniel Meyer, Chairman of the Board of Directors of Shake Shack Inc. (the “Company”), and, on December 4, 2017, Randall Garutti, Chief Executive Officer and a director of the Company, entered into stock trading plans under substantially similar terms as their previous trading plans to sell shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”), as part of their personal long-term financial planning. Mr. Meyer’s previous trading plan was dated August 16, 2016 and modified on March 7, 2017, and Mr. Garutti’s previous trading plan was dated August 23, 2016 and modified on March 6, 2017.

The trading plans are designed to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and the Company’s insider trading compliance policy.

Under Mr. Meyer’s trading plan, he may sell, beginning on December 18, 2017, up to 360,000 shares of Common stock through May 31, 2018, which represent approximately 6.4% of his equity holdings (excluding unvested equity awards) in the Company. Under Mr. Garutti’s trading plan, he may sell, beginning on January 25, 2018, up to 120,000 shares of Common Stock through December 31, 2018, which represent approximately 12.2% of his equity holdings (excluding unvested equity awards) in the Company.

Sales of shares of Common Stock under the trading plans are subject to certain minimum price conditions and maximum sale volume limitations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Tara Comonte
Tara Comonte
Date: December 7, 2017		Chief Financial Officer